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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
PAULA FINANCIAL
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PAULA FINANCIAL
300 North Lake Ave., Suite 300
Pasadena, CA 91101

Jeffrey A. Snider
Chairman, President and
Chief Executive Officer

April 19, 2002

Dear Fellow Stockholder:

It is my pleasure to invite you to attend the PAULA Financial 2002 Annual Meeting of Stockholders. The meeting will be held on Wednesday, May 22, 2002 at 10:00 a.m. local time at the Embassy Suites Hotel—Arcadia, 211 East Huntington Drive, Arcadia, California 91006.

The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be dealt with at the meeting. At the conclusion of the formal part of the meeting, we will present a brief report on the Company's business and respond to your questions.

Whether or not you plan to attend the meeting, your vote is very important. Please cast your vote regardless of the number of shares you hold. I urge you to take a moment and vote your proxy in order to be certain your shares are represented at the meeting. Your proxy card includes instructions on how to vote via the Internet, telephonically or you can always sign, date, and promptly return the proxy card in the enclosed envelope.

I look forward to seeing you on May 22nd.

Sincerely,

Jeffrey A. Snider

PAULA FINANCIAL
300 North Lake Avenue, Suite 300
Pasadena, California 91101

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 22, 2002

To The Stockholders of
PAULA Financial:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PAULA Financial, a Delaware corporation (the "Company"), will be held at the Embassy Suites Hotel—Arcadia, 211 East Huntington Drive, Arcadia, California 91006, on May 22, 2002, at 10:00 a.m., local time, for the purpose of considering and acting upon the following:

  1.
  The election of directors to hold office until the 2005 Annual Meeting of Stockholders, and thereafter until a successor is elected and qualified;

  2.
  The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Only stockholders of record at the close of business on April 3, 2002 will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. The stock transfer books of the Company will remain open between the record date and the date of the annual meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company which are located at 300 North Lake Avenue, Suite 300, Pasadena, California 91101.

By Order of the Board of Directors,

Jeffrey A. Snider Chairman of the Board, Chief Executive Officer and President

Dated: April 19, 2002

    PLEASE VOTE YOUR PROXY VIA THE INTERNET OR TELEPHONICALLY. YOU MAY ALSO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PLEASE VOTE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

PAULA FINANCIAL
300 North Lake Avenue, Suite 300
Pasadena, California 91101

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
May 22, 2002

        The board of directors of PAULA Financial (the "Board of Directors") is soliciting proxies for the 2002 Annual Meeting of Stockholders. This Proxy Statement is being mailed on or about April 19, 2002 to stockholders of PAULA Financial (the "Company") in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on May 22, 2002 (the "Annual Meeting"), or any adjournment or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

        When a proxy in the form enclosed with this Proxy Statement is returned properly executed, or voted via the Internet or telephonically, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions indicated or, if no direction is indicated, the shares will be voted in accordance with the recommendations of the Board of Directors and in the discretion of the Proxies. A stockholder who executes and returns the enclosed proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Chairman of the Board of the Company, at the principal executive offices of the Company, or by revoking it in person at the Annual Meeting. Attendance at the Annual Meeting by a stockholder who has executed and returned the enclosed proxy does not alone revoke the proxy.

        The costs of preparing and mailing this Notice and Proxy Statement and the enclosed form of proxy will be paid by the Company. In addition to soliciting proxies by mail, officers and regular employees of the Company may, at the Company's expense, solicit proxies in person and by telephone or by fax. The Company will pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for forwarding solicitation material to principals and for obtaining such principals' instructions.

VOTING SECURITIES

        As of the close of business on April 3, 2002, 6,092,679 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), were outstanding and held of record by approximately 217 stockholders, each of which shares is entitled to one vote at the Annual Meeting. The Company has no other class of voting securities outstanding.

        A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting. In matters other than the election of directors, the affirmative vote of a majority of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders, except for those specific matters for which a super-majority vote is required under the Company's Bylaws. Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote on the election of directors. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. As to certain matters other than the election of directors, the Nasdaq Stock Market rules generally require when shares are registered in street or nominee name that their member brokers receive specific instructions from the beneficial owners in order to vote on such a proposal. If a member broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

ITEM 1
ELECTION OF DIRECTORS

        The Company's Certificate of Incorporation provides for a three-tiered classified Board of Directors with staggered terms of office. The Board of Directors consists of three classes, designated as Class I, Class II and Class III. Pursuant to the Certificate of Incorporation, the term of Class II directors expires at the 2002 Annual Meeting, the term of Class III directors expires at the 2003 Annual Meeting, and the term of Class I directors expires at the 2004 Annual Meeting. Pursuant to the Bylaws, at each Annual Meeting, only one class of directors will be elected, and each class of directors will serve a three-year term and until their successors are duly elected and qualified.

Information Concerning Nominees

        The nominees for election as Class II directors are set forth below along with certain information regarding the nominees. Unless marked to the contrary, proxies received will be voted for the election of Joel W. Geddes, Jerry M. Miller and James A. Nicholson, all of whom currently serve as Class II Directors of the Company, to serve until the 2005 Annual Meeting and until their successors are elected and qualified. If for any reason any nominee should not be available for election or be unable to serve as a Director, the accompanying proxy will be voted for the election of such other person or persons, if any, as the Board of Directors may designate. The Board has no reason to believe that the nominees will be unavailable for election or unable to serve.

2002 Nominees

Name and Principal Occupation	Age	Year Commenced Serving as a Director	Other Corporate Directorships

Joel W. Geddes, Jr.—Class II	51	2001	CAPAX
Mr. Geddes has served as a director of the Company since his appointment to the Board of Directors as of May 2001. Mr. Geddes has 27 years experience in the insurance brokerage business. Since 1993 he has held the position of Chairman and Chief Executive Officer of CAPAX Management & Insurance Services. From 1973 to 1993, Mr. Geddes held various management positions within the insurance brokerage business. Mr. Geddes has been a director of PAULA Trading Company since 1998.			Management & Insurance Services Pacific Network Group

Jerry M. Miller (1)(2)(3)—Class II	61	1992	None
Mr. Miller has served as a director of the Company since his election to the Board of Directors in November 1992. Mr. Miller is a Certified Public Accountant and was an audit partner with KPMG LLP from 1974 until his retirement in 1991.

James A. Nicholson—Class II	57	1986	None
Mr. Nicholson has served as a Senior Vice President and Chief Financial Officer of the Company since April 1988. Mr. Nicholson is currently the Corporate Secretary and has served as the Corporate Secretary at different intervals since 1986. He was first elected to the Company's Board of Directors in 1986. Mr. Nicholson has been an employee of the Company since 1972.

        The proposed nominees are not related by blood or marriage to any director or executive officer of the Company. Mr. Nicholson is an executive officer of the Company.

        The Board of Directors of the Company recommends that the stockholders vote "FOR" the election of the nominees for Class II Directors named above.

INFORMATION CONCERNING DIRECTORS

        Set forth below are the Class III and Class I directors whose terms do not expire this year, along with certain information regarding these directors.

Name and Principal Occupation	Age	Year Commenced Serving as a Director	Other Corporate Directorships

Robert Anderson (2)(3)—Class III	59	2001	The Enterprise of
Mr. Anderson has served as a director of the Company since his appointment to the Board of Directors as of May 2001. In 1974 Mr. Anderson took over the ownership of Anderson & Anderson Insurance Brokers, Inc. In 1997 he sold Anderson & Anderson to Aon, where he subsequently led the Aon Advantage Group until his retirement in 1999. Beginning in 2001, Mr. Anderson assumed the position of President and owner of Insurance Technology Ventures, LLC.			American Insurance Agents

James G. Parker, III (2)—Class III	53	2001	CAPAX
Mr. Parker has served as a director of the Company since his appointment to the Board of Directors as of May 2001. Since 1992, Mr. Parker has been President of James G. Parker Insurance Associates, Inc. From 1978 to 1992, Mr. Parker held various other management positions with James G. Parker Insurance Associates, Inc. Mr. Parker has been a director of PAULA Trading Company since 1998.			Management & Insurance Services James G. Parker Insurance Associates, Inc. Pacific Network Group

Jeffrey A. Snider—Class III	49	1992	Montlake
Mr. Snider has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since December 1994. Mr. Snider joined the Company in 1975 and served as President and Chief Executive Officer of the Company and a member of its Board of Directors from 1984 to 1988. Mr. Snider resigned from the Company and its Board of Directors in June 1988. From January 1989 until December 1993, Mr. Snider held various positions with Habitat for Humanity. In December 1993, Mr. Snider returned as President and Chief Executive Officer of the Company's insurance subsidiaries. Mr. Snider was re-elected to the Company's Board of Directors in November 1992.			Insurance Holdings

Name and Principal Occupation	Age	Year Commenced Serving as a Director	Other Corporate Directorships

Karl T. Hansen—Class I	51	2001	None
Mr. Hansen has served as a director of the Company since his appointment to the Board of Directors as of May 2001. Mr. Hansen joined the Company's Blythe office in 1984 as a salesman and began assuming management responsibilities within the agency in 1985. In 1994, Mr. Hansen was promoted to the position of Vice President of Pan American Underwriters. In 1997, Mr. Hansen became a Senior Vice President and assumed responsibility for agency operations. On October 1, 2000, Mr. Hansen was promoted to the position of Executive Vice President for all agency operations. Mr. Hansen has been a director of the agency since 1994.

Ronald W. Waisner (1)(2)(3)—Class I	63	1992	None
Mr. Waisner has served as a director of the Company since his election to the Board of Directors in November 1992. Prior to his retirement in 1991, Mr. Waisner worked for Continental Insurance Company beginning in 1959. His last position with Continental prior to retirement was Senior Vice President and Regional Manager of the Pacific Region responsible for insurance operations and marketing.

(1)
Member of the Governance and Nominating Committee.

(2)
Member of the Executive Compensation Committee.

(3)
Member of the Audit Committee.

        Effective February 28, 2002, Mr. Ray W. Jacobsen resigned his position as a director of PAULA Financial and his position as President and Chief Executive Officer of PAULA Insurance Company ("PICO").

        Since 1999, the Company's agency operations have outsourced certain functions to James G. Parker Insurance Associates, Inc. ("JGP Insurance"), which is partially owned by Mr. Parker. Additionally JGP Insurance placed business with PICO. Fees paid by the Company's agency operation to JGP Insurance were $1,063,000 in 2001, which was largely comprised of expense reimbursements. Additionally, in 2001 Mr. Parker received a $60,000 consulting fee. Commissions paid by PICO to JGP Insurance in 2001 were $603,000. Additionally, PAULA Financial has a $703,000 minority investment in JGP Insurance.

        Mr. Geddes has a significant ownership interest in an agency that placed business with PICO. Commissions paid by PICO to this agency totaled $98,000 in 2001.

Committees and Meetings of the Board of Directors

        The Board of Directors has a standing Audit Committee, Capital Finance Committee, Investment Committee, Executive Compensation Committee, Executive Committee and a Governance and Nominating Committee.

        The Audit Committee held four meetings during fiscal year 2001. The members of the Audit Committee during fiscal year 2001 were Messrs. Anderson, Miller and Waisner, who were all independent Directors, as defined under the National Association of Securities Dealers, Inc. listing standards.

        The Audit Committee is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee's functions include recommending to the Board of Directors the selection of the Company's independent public accountants and reviewing with such accountants the plan and results of their audit and the adequacy of the Company's systems of internal accounting controls. In addition, the Audit Committee reviews the independence of the independent public accountants and reviews the fees for audit and non-audit services rendered to the Company by its independent public accountants. The Audit Committee operates under a written charter adopted by the Board of Directors.

        The members of the Executive Compensation Committee during fiscal year 2001, which held two meetings, were Messrs. Anderson, Miller, Parker and Waisner. Its functions include recommending to the Board of Directors the compensation and benefits for senior management, including the grant of stock options and other stock based awards.

        The Governance and Nominating Committee will only consider nominations for election to the Board of Directors recommended by stockholders if notice of such recommendation is timely provided to the Company in accordance with the Company's Bylaws. The Bylaws require that a stockholder notify the Company of the stockholder's intent to nominate a person for election as a director at a meeting of the stockholders not later than 90 days in advance of such a meeting or, if later, the seventh day following the first public announcement of the date of such meeting. Such notice must include specific information concerning the proposed nominee. Stockholders considering proposing nominees for election to the Board of Directors can contact James A. Nicholson, the Company's Corporate Secretary, to obtain a copy of the Company's Bylaws.

        During fiscal year 2001, the Board of Directors met five times. No director attended less than 75% of the meetings of the Board and the committees of the Board on which he served.

Compensation of Directors

        Each member of the Company's Board of Directors who is not an employee of the Company or any of its subsidiaries receives a director fee of $16,000 per year, plus a $750 fee per meeting and is eligible for grants under the Company's 1997 Plan. These directors are reimbursed for out-of-pocket expenses reasonably incurred for attending meetings. It is expected that at least four board meetings will be held during each calendar year.

        On January 4, 1999, Mr. Parker was granted an option to purchase 4,000 shares of the Company's Common Stock at an exercise price of $9.00 per share. The option grant had a term of ten years and vested over a three year period. This option grant was made pursuant to the Company's 1997 Plan. On October 24, 2001, Mr. Anderson was granted an option to purchase 20,000 shares of the Company's Common Stock at an exercise price of $1.80 per share. The option grant has a term of ten years and vests over a one year period. This option grant was made pursuant to the Company's 1997 Plan.

        In June 2001, the Company offered current employees, directors and consultants the opportunity to exchange outstanding options for shares of restricted stock. In conjunction with the program, the Outside Directors tendered options to purchase 29,000 shares of stock in exchange for 29,000 shares of restricted stock. The restricted stock generally vests over a period of two years with one-third of the grant vesting immediately.

OWNERSHIP OF THE COMPANY'S SECURITIES

Principal Stockholders

        The following table sets forth as of April 3, 2002, information as to the ownership of the Company's Common Stock by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of the Common Stock of the Company, (ii) each director, (iii) each executive officer of the Company named below and (iv) all named executive officers and directors as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class Outstanding
Named Executive Officers and Directors:
Jeffrey A. Snider (2)	827,287	(3)	13.6
James A. Nicholson (2)	212,802	(4)	3.5
James J. Muza (2)	11,559	(5)	*
Victor Gloria, III (2)	116,927	(6)	1.9
Karl T. Hansen (2)	26,221	(7)	*
Robert A. Anderson 1901 Windward Lane Newport Beach, CA 92662	20,000	(8)
Joel W. Geddes, Jr. 507 Hartley Drive Modesto, CA 95356	12,100	(9)	*
Jerry M. Miller 2333 Quartz Peak Las Vegas, NV 89134	12,000	(10)	*
James G. Parker, III 5377 N. Fresno Fresno, CA 93710	16,600	(11)	*
Ronald W. Waisner 2036 Hasting Drive Lincoln, CA 95648	7,000	(12)	*
All executive officers and directors as a group (10 persons)	1,262,496	(13)	20.7

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class Outstanding
Other Beneficial Owners:
White Mountains Insurance Group, Ltd. 80 South Main Street Hanover, NH 03755-2053	423,712	(14)	7.0
Dimensional Fund Advisors 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	387,000	(15)	6.4
FMR Corp. 82 Devonshire Street Boston, MA 02109	596,500	(16)	9.8
Philo Smith 695 East Main Street Stamford, CT 06901	829,300	(17)	13.6

*
Less than 1%

(1)
Such holder directly or indirectly has sole voting and investment power with respect to the shares listed except as described below.

(2)
Such person's address is care of PAULA Financial, 300 N. Lake Avenue, Suite 300, Pasadena, CA 91101.

(3)
Includes (i) 395,333 shares of restricted Common Stock on which Mr. Snider has sole voting power and no dispositive power and (ii) 2,887 shares which are held in the Company's 401(k) plan over which Mr. Snider has shared voting power and sole dispositive power.

(4)
Includes (i) 53,000 shares of restricted Common Stock on which Mr. Nicholson has sole voting power and no dispositive power, (ii) 125 shares held by Mr. Nicholson's son and (iii) 63,867 shares which are held in the Company's 401(k) plan over which Mr. Nicholson has shared voting power and sole dispositive power.

(5)
Includes (i) 4,000 shares of restricted Common Stock on which Mr. Muza has sole voting power and no dispositive power and (ii) 3,279 shares which are held in the Company's 401(k) plan over which Mr. Muza has shared voting power and sole dispositive power.

(6)
Includes (i) 21,133 shares of restricted Common Stock on which Mr. Gloria has sole voting power and no dispositive power and (ii) 47,355 shares which are held in the Company's 401(k) plan over which Mr. Gloria has shared voting and sole dispositive power.

(7)
Includes (i) 8,133 shares of restricted Common Stock on which Mr. Hansen has sole voting power and no dispositive power and (ii) 8,215 shares which are held in the Company's 401(k) plan over which Mr. Hansen has shared voting and sole dispositive power.

(8)
Includes options to purchase 20,000 shares of Common Stock.

(9)
Includes 5,667 shares of restricted Common Stock on which Mr. Geddes has sole voting power and no dispositive power.

(10)
Includes 2,667 shares of restricted Common Stock on which Mr. Miller has sole voting power and no dispositive power.

(11)
Includes 8,333 shares of restricted Common Stock on which Mr. Parker has sole voting power and no dispositive power.

(12)
Includes 2,667 shares of restricted Common Stock on which Mr. Waisner has sole voting power and no dispositive power.

(13)
Includes 498,266 shares of restricted Common Stock and 125,603 shares which are held in the Company's 401(k) plan.

(14)
Based on information contained in a Schedule 13G filed on February 16, 1999. The holder has shared voting and dispositive power over all of the shares.

(15)
Based on information contained in a Schedule 13G filed on February 12, 2002.

(16)
Based on information contained in a Schedule 13G filed on February 14, 2002. FMR Corp. has no voting and sole dispositive power over all the shares.

(17)
Based on information provided by Mr. Smith on April 1, 2002. Includes shares held by various investment companies and partnerships in which Mr. Smith has an ownership interest. Mr. Smith has shared voting and dispositive power with respect to the shares.

Compliance With Section 16(a) of the Securities Exchange Act

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and Directors and persons who own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and ten percent stockholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 they file.

        Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file a Form 5 for specified fiscal years, the Company believes that all of its executive officers, Directors and greater than ten percent beneficial owners complied with all the filing requirements applicable to them with respect to transactions during fiscal year 2001.

Compensation Committee Interlocks and Insider Participation

        The Executive Compensation Committee is currently composed of three members, Messrs. Anderson, Miller, Parker and Waisner. None of the past or current members of the Committee is or has been an employee or officer of the Company. No executive officer of the Company has served as a member of the board of directors or compensation committee of any company in which any of the past or current members of the Committee is an executive officer.

EXECUTIVE OFFICERS

        The following table sets forth the current executive officers who are not directors of the Company:

Name	Capacities in which Served	Age

James J. Muza
Mr. Muza joined the Company in July, 1998, assuming the position of Vice President and Chief Actuary of PAULA Insurance Company ("PICO"), the Company's workers' compensation insurance subsidiary. In September, 1999, Mr. Muza was promoted to the position of Senior Vice President and also became the Company's Chief Investment Officer. Prior to joining the Company, Mr. Muza worked for California Casualty Management Company for over 14 years, last serving as Senior Vice President — Actuarial & Product Development. Mr. Muza is a Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries. Mr. Muza was first elected to the PICO Board of Directors in May 2000.	Chief Actuary, Chief Investment Officer and Senior Vice President	49

Victor Gloria III Mr. Gloria has been with the Company since 1972 and has served in the Workers' Compensation Claims Department of PICO for the majority of that time. He has served as Manager of that Department since 1987 and was appointed Senior Vice President of PICO in 1987. Mr. Gloria has obtained the certificated designation of Associate in Claims. Mr. Gloria was first elected to the PICO Board of Directors in April 1987	Senior Vice President	47

James M. Hannah Mr. Hannah joined the Company in March 1995, assuming the position of Vice President and Chief Underwriting Officer of PICO. Mr. Hannah became a Senior Vice President in March 1998. Prior to joining the Company, Mr. Hannah served as Vice President of American Home Assurance Co., a property and casualty insurance company, Manager of New Hampshire Insurance Co. from January 1993 to November 1993 and as Vice President of SAIF Corporation, the Oregon State insurance fund, for nine years prior to that time. Mr. Hannah was first elected to the PICO Board of Directors in April 1995.	Senior Vice President	53

EXECUTIVE COMPENSATION AND RELATED MATTERS

Compensation

        The following table sets forth summary information regarding the compensation earned by the Chief Executive Officer and the four other most highly compensated officers of the Company whose salary and bonus for the fiscal year ended December 31, 2001 was in excess of $100,000 (the "Named Executive Officers") for services in all capacities to the Company for the three years ended December 31, 2001.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus		Restricted Stock Awards($) (1)	Securities Underlying Options(#)	All Other Compensation(2)
Jeffrey A. Snider Chairman of the Board, Chief Executive Officer and President	2001 2000 1999	$360,000 360,000 360,000	$	— — —	$59,307 — —	— — 38,000	$5,151 33,215 16,211
James A. Nicholson Chief Financial Officer and Secretary	2001 2000 1999	$216,000 216,000 183,000		$30,000 — —	$36,835 — —	— — 16,500	$18,408 4,860 21,299
James J. Muza Chief Actuary and Chief Investment Officer	2001 2000 1999	$200,000 200,000 200,000		$5,000 7,500 5,000	$2,780 — —	— — 6,000	$13,170 5,100 2,067
Victor Gloria III Senior Vice President—Claims Administration	2001 2000 1999	$156,000 156,000 129,000		$25,000 49,000 1,000	$14,688 — —	— — 4,500	$9,750 4,108 5,178
Karl T. Hansen Executive Vice President, Pan American Underwriters	2001 2000 1999	$180,000 153,000 134,000	$	— — 20,000	$5,653 — —	— — 4,000	$6,778 4,125 4,589

(1)
At December 31, 2001 481,599 shares of restricted stock grants were unvested with a value of $650,159. See discussion of exchange offer on the following page.

(2)
Amounts in this column consist of one or more of the following: matching contributions to the PAULA Financial and Subsidiaries 401(k) Retirement Savings Plan and split dollar life insurance premiums paid by the Company on behalf of the Named Executive Officers.

Option Grants in Last Fiscal Year

        No stock options were granted to the Named Executive Officers in 2001. There were no stock options outstanding for the Named Executive Officers as of December 31, 2001.

Exchange Offer

        In June 2001 the Company offered current employees, directors and consultants the opportunity to exchange outstanding options for shares of restricted stock. At the time the exchange offer was made, many of the outstanding options had exercise prices that were significantly higher than the current market price of the common stock. The offer to exchange was made to better align performance incentives with stockholder value. In conjunction with the program, the Named Executive Officers tendered options to purchase 567,400 shares of stock in exchange for 567,400 shares of restricted stock. The restricted stock generally vests over a period of two years with one-third of the grant vesting immediately.

Employment/Change of Control Agreements

        The Company (acting through the Executive Compensation Committee) and Mr. Snider have entered into a Change in Control Agreement. The Agreement sets forth the severance arrangements for Mr. Snider in the event that his employment with the Company is terminated by the Company without cause within 24 months of a change of control of the Company. In such event, Mr. Snider will receive a lump-sum payment equal to the sum of (i) three times his annual salary plus (ii) his target bonus for the year in which the termination occurs. This payment will be increased to cover excise (but not income) taxes which are incurred by Mr. Snider as a result of the payment. In addition, upon such event, Mr. Snider's then unvested stock options will become fully vested and he will receive continuation of certain employee benefits for three years after the termination date. In August 2000, a similar Change in Control Agreement was entered into with Mr. Nicholson. The terms of Mr. Nicholson's agreement are consistent with Mr. Snider's except that the lump-sum payment is based on two times his annual salary.

        The Company believes that providing agreements of this nature to Messrs. Snider and Nicholson is appropriate and standard practice within the industry and is a useful tool for recruitment and retention. The Company is not currently involved in discussions with respect to any transactions which could cause the provisions of these agreements to be triggered.

        No Named Executive Officer is a party to an employment agreement with the Company.

        No Named Executive Officer, except for Mr. Hansen, is a party to a non-compete agreement with the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loan Program

        Beginning in 1999, the Company implemented a key employee/consultant loan program which provides funds exclusively for the borrowers' purchase of its Common Stock. The Company is authorized to issue loans of up to an aggregate of $1,000,000. The loans are full recourse, bear interest at the rate of 8 1/2% per annum, payable quarterly, have a three year maturity and are secured by the stock purchased. The loan program was reviewed and approved by the Executive Compensation Committee. Beginning in the second quarter of 2001 and extending through the end of 2002, the Company has granted an interest holiday to all loan program participants. Additionally, the maturity dates of the loans were extended to January 1, 2003. As of December 31, 2001, among others, Messrs. Geddes, Muza, Nicholson and Hansen were indebted to the Company in the principal amounts of $20,000, $20,000, $50,000 and $50,000, respectively, for loans made under the program.

Performance Graph

        The performance graph shown below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

        The graph shows the Company's total return to stockholders compared to the Nasdaq Stock Market Index1 and a peer group index2 over the period from October 24, 1997 (the day the Common Stock of the Company commenced trading on the Nasdaq Stock Market) to December 31, 2001.

COMPARISON OF CUMULATIVE TOTAL RETURN OF PAULA FINANCIAL,
NASDAQ STOCK MARKET INDEX AND PEER GROUP INDEX

Total Return Performance

1
1      Includes all issues trading over the Nasdaq Stock Market during the period from October 24, 1997 through December 31, 2001, weighted annually by market capitalization (shares outstanding multiplied by stock price).

2
An index compiled and published by Standard & Poors Corporation ("S&P") comprised of the eight property-casualty insurance companies included in the S&P 500 at December 31, 2001, weighted annually by market capitalization (shares outstanding multiplied by stock price).

        The cumulative total return shown on the stock performance graph indicates historical results only and is not necessarily indicative of future results.

        Each line on the stock performance graph assumes that $100 was invested in the Company's Common Stock and the Nasdaq Stock Market on October 24, 1997 and in the S&P Insurance (Property & Casualty) index on September 30, 1997 (the best information available for that index). The graph then tracks the value of these investments, assuming reinvestment of dividends, through December 31, 2001.

Executive Compensation Committee Report to Stockholders on Executive Compensation

        The report of the Executive Compensation Committee given below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

        The Executive Compensation Committee, currently comprised of four non-employee directors, is responsible for establishing the base salary and other compensation of the Company's Chief Executive Officer and for approving and monitoring the criteria used in establishing the base salaries and other compensation of the Company's other executive officers. Set forth below is a report, submitted by Messrs. Anderson, Miller, Parker and Waisner in their capacity as the Board's Executive Compensation Committee, addressing the Company's compensation policies for fiscal year 2001 as they affected Mr. Snider and the other officers named in the Summary Compensation Table appearing elsewhere herein (collectively, the "Named Executive Officers").

  Compensation Policies towards Executive Officers

        The Executive Compensation Committee believes that the most effective executive compensation program is one that provides incentives to achieve both current and long-term strategic management goals of the Company, with the ultimate objective of enhancing stockholder value primarily through increasing earnings per share. In this regard, the Executive Compensation Committee believes executive compensation should be comprised of cash as well as equity-based and other incentive programs. With respect to equity-based compensation, the Executive Compensation Committee believes that an integral part of the Company's compensation program is the ownership and retention of the Company's Common Stock by its Executive Officers. By providing Executive Officers with a meaningful stake in the Company, the value of which is dependent on the Company's long-term success, a commonality of interests between the Company's Executive Officers and its stockholders is fostered.

  Salaries Awarded to the Chief Executive Officer and Other Executive Officers

        The Board of Directors has delegated to the Executive Compensation Committee the authority to establish compensation levels for the Company's Executive Officers. The Executive Compensation Committee has established a policy of setting the salary of Mr. Snider while reviewing the base salaries of the other Executive Officers as determined by Mr. Snider. The Executive Compensation Committee has also established a policy of paying annual bonuses to the Company's senior executive officers, including Mr. Snider, early in the year following the year to which the bonuses relate since the bonus is determined in large part upon company-wide results for the previous year.

        The Executive Compensation Committee views increasing earnings per share and operating income while maintaining or improving the Company's return on equity as very significant indicators of executive performance, and believes in utilizing variable measures of compensation (through bonuses and stock options) to provide proper management incentives and reward such performance. The Executive Compensation Committee also views successful implementation of material transactions, such as mergers and acquisitions, as worthy of special consideration. In light of the Company's 2000 results, the Executive Compensation Committee chose to award no annual bonus to Mr. Snider and to not increase any other form of compensation to Mr. Snider for 2001.

        Mr. Snider determines the base salaries and annual bonuses for each of the other Executive Officers based, in part, on his subjective understanding of competitive conditions, the respective

Executive Officers, contributions to the Company and any bonus pool established for this purpose by the Executive Compensation Committee.

  Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation paid to our executive officers for the 2001 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to our executive officers for fiscal year 2002 will exceed that limit.

    THE EXECUTIVE COMPENSATION COMMITTEE
    Robert M. Anderson
    Jerry M. Miller
    James G. Parker, III
    Ronald W. Waisner

Audit Committee Report to Stockholders

        The report of the Audit Committee given below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2001, included in the Company's Annual Report on Form 10-K for that year.

        The Audit Committee has reviewed and discussed these audited financial statements with management of the Company.

        The Audit Committee has discussed with the Company's independent auditors, KPMG LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

        The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") as amended, and has discussed with KPMG LLP the independence of KPMG LLP from the Company.

        Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

    THE AUDIT COMMITTEE
    Jerry M. Miller
    Robert M. Anderson
    Ronald W. Waisner

INDEPENDENT PUBLIC ACCOUNTANTS

        KPMG LLP was the Company's independent public accountants for fiscal year 2001. A representative of KPMG LLP will be present at the Annual Meeting and such representative will have an opportunity to make a statement if he or she so desires. Further, such representative will be available to respond to appropriate stockholder questions.

        The following is information related to fees paid to KPMG LLP in fiscal 2001:

  Audit Fees

        An aggregate of $231,400 was billed for professional services rendered for the audit of the Company's annual financial statements and reviews of financial statements included in the Company's quarterly reports on Form 10-Q.

  Financial Information Systems Design and Implementation Fees

        The Company did not engage KPMG LLP to provide advice to the Company regarding financial information systems design and implementation.

  All Other Fees

        Fees billed to the Company by KPMG LLP for all other non-audit services rendered to the Company totaled $78,000. Such fees related to the performance of tax services.

        The Audit Committee considered whether the provision of non-audit services rendered by KPMG LLP to the Company was compatible with maintaining KPMG LLP's independence.

STOCKHOLDER PROPOSALS

        Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), stockholders may present proper proposals for inclusion in the Company's Proxy Statement relating to, and for the consideration at, the 2003 Annual Meeting of Stockholders, by submitting their proposals to the Company in a timely manner. Such proposals will be so included if received at the Company's principal executive offices no later than January 25, 2003 and otherwise complying with the requirements of Rule 14a-8.

        Furthermore, the Company's bylaws provide that nominations of persons for election to our Board of Directors and the proposal of business to be considered by the stockholders at the 2003 Annual Meeting may be made by any stockholder who is entitled to vote at the meeting, who complies with certain advance notice provisions and who is a stockholder of record at the time of giving such notice. The advance notice provisions provide, among other things, that notice of any nomination or proposal received by the Company's Secretary at the Company's principal executive offices no later than ninety (90) days in advance of the 2003 Annual Meeting or, if later, the seventh day following the first public announcement of the date of such meeting. The Proxy solicited by the Board of Directors for the 2003 Annual Meeting will confer discretionary authority to vote in accordance with the recommendations of the Board of Directors on a stockholder proposal which is not considered timely under the advance notice provisions of the Company's bylaws (and which does not comply with the requirements of Rule 14a-8).

ANNUAL REPORT

        The Company's Annual Report for the year ended December 31, 2001 is being mailed to stockholders with this Proxy Statement. The Annual Report does not form part of the material for solicitation of proxies. If you do not receive the 2001 Annual Report, which includes financial statements, please contact PAULA Financial—Investor Relations, 300 North Lake Avenue, Suite 300, Pasadena, California 91101, and a copy will be promptly sent to you.

MISCELLANEOUS

        The Board of Directors knows of no other matters that are likely to come before the meeting. If any other matter, of which the Board is not now aware, should properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote such proxy in accordance with their best judgment on such matters.

By Order of the Board of Directors,

Jeffrey A. Snider Chairman of the Board, Chief Executive Officer and President

Pasadena, California
April 19, 2002

PAULA FINANCIAL
300 North Lake Avenue, Suite 300
Pasadena, California 91101

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PAULA FINANCIAL

        The undersigned hereby appoints Jeffrey A. Snider and James A. Nicholson, and each of them, as Proxies, each with the power to appoint his substitute, and herby authorizes each of them to represent and vote as designated below, all the shares of Common Stock of PAULA Financial held of record by the undersigned on April 3, 2002, at the Annual Meeting of Stockholders to be held on May 22, 2002 and any postponements or adjournments thereof.

        PLEASE DATE, SIGN ON THE REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED; HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXIES WILL VOTE THE SHARES FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED IN ITEM 1 AND FOR THE OTHER LISTED PROPOSAL.

......................................................................................................................................................................................

/*\ FOLD AND DETACH HERE /*\

Please mark your vote as indicated in this example	☒
	FOR the nominees listed below (except as marked to the contrary below).	WITHHOLD AUTHORITY to vote for the nominees listed below
1. Election of Director.	☐	☐	2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting and any and all postponements or adjournments thereof.

			THIS PROXY when property executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees listed in Item 1 and FOR the other listed proposal.
		YES	NO
INSTRUCTION: To withhold authority to vote for a nominee strike a line through the nominee's name in the list below:	Do you plan to attend the meeting?	☐	☐
01 JOEL W. GEDDES, JR. 02 JERRY M. MILLER 03 JAMES A. NICHOLSON
Please sign exactly as your name appears on the stock certificate(s). When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership or limited liability company, please sign in the partnership's or limited liability company's name by an authorized person.

Dated	, 2002

Signature

Signature if held jointly

......................................................................................................................................................................................

/*\ FOLD AND DETACH HERE /*\

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/PFCO		Telephone 1-800-435-6710		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

QuickLinks

VOTING SECURITIES
ITEM 1 ELECTION OF DIRECTORS
2002 Nominees
INFORMATION CONCERNING DIRECTORS
OWNERSHIP OF THE COMPANY'S SECURITIES
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND RELATED MATTERS
SUMMARY COMPENSATION TABLE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPARISON OF CUMULATIVE TOTAL RETURN OF PAULA FINANCIAL, NASDAQ STOCK MARKET INDEX AND PEER GROUP INDEX
INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS
ANNUAL REPORT
MISCELLANEOUS